UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2016

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

The following information is being furnished under Item 2.02-Results of Operations and Financial Condition. This information, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information under this Item 2.02 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing.

On February 29, 2016, United Natural Foods, Inc., a Delaware corporation (the “Company”), issued a press release to report certain preliminary results for the three and six months ended January 30, 2016. The press release is furnished as Exhibit 99.1 hereto.

Item 8.01.     Other Events.

On February 28, 2016, the Company entered into a Purchase Agreement (the “Equity Purchase Agreement”) by and among the Company, Haddon House Food Products, Inc. (“Haddon House”), SCTC LLC (“SCTC”) and the sellers named therein (the “Equity Acquisition Sellers”) pursuant to which the Company agreed to acquire all of the issued and outstanding shares of capital stock of Haddon House and all of the issued and outstanding membership interests of SCTC (the “Equity Acquisition”), together with a Membership Interest Purchase Agreement (together with the Equity Purchase Agreement, the “Purchase Agreements”) by and among the Company, DS & DJ Realty, LLC (“DSDJ”) and the sellers named therein pursuant to which the Company agreed to acquire all of the issued and outstanding membership interests of DSDJ (the “Membership Interest Acquisition” and, together with the Equity Acquisition, the “Acquisitions”), which owns certain real estate used by Haddon House, for an aggregate purchase price of approximately $217,500,000 (the “Purchase Price”) in cash, subject to a post-closing net working capital adjustment based on a comparison of the net working capital of Haddon House and SCTC as of the closing to the average net working capital of Haddon House and SCTC as of the last day of each of the twelve most recently completed months preceding the closing for which internally prepared financial statements of Haddon House and SCTC have been made available to the Company and other adjustments.

The Company expects to finance the Purchase Price with a combination of available cash and borrowings under the Company’s amended and restated revolving credit facility.

Each Acquisition is conditioned upon the closing of the other Acquisition. In addition, the closing of each of the Acquisitions is conditioned upon, among other things, satisfaction of customary closing conditions, including: (1) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended, (2) the accuracy of the representations and warranties of each party as of the closing, (3) the performance in all material respects by the parties of their respective covenants and obligations, and (4) in the case of the Company: (i) the absence of any change or event which has had, since February 28, 2016, a material adverse effect on the business of Haddon House or SCTC (for the Equity Acquisition) or DSDJ (for the Membership Interest Acquisition) and (ii) receipt of certain third-party consents necessary to consummate the Acquisitions.

The Purchase Agreements contain customary representations and warranties and covenants from the Company, as well as from Haddon House, SCTC, DSDJ, as applicable, and the sellers under each Purchase Agreement. Pursuant to the Equity Purchase Agreement, the Company, on the one hand, and the Equity Acquisition Sellers, on the other, will, if the Acquisitions are consummated, be obligated to indemnify each other, subject to certain temporal and financial limitations, for, among other things, losses resulting from breaches or misrepresentations under either of the Purchase Agreements. Moreover, approximately $14,062,500 of the Purchase Price is expected to be deposited in an escrow account at the closing to satisfy indemnification claims, if any, under the terms of the Equity Purchase Agreement. Approximately $11,812,500 of such funds initially deposited into the escrow account and not then subject to pending indemnification claims or previously released from the escrow account will be released to certain of the Equity Acquisition Sellers on the six (6) and twelve (12) month anniversaries of the closing with the remaining escrow amount, not then subject to a pending indemnification claim, being released on the eighteen (18) month anniversary of the closing. Approximately $2,250,000 of such funds initially deposited into the escrow account and not then subject to pending indemnification claims will be released to certain of the Equity Acquisition Sellers on the six (6) month anniversary of the closing.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s business, proposed acquisition of Haddon House, SCTC and DSDJ and proposed financing structures that involve substantial risks and uncertainties. In some cases these statements can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plans,” “planned,” “seek,” “should,” “will,” and “would,” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of future results of operations or of financial positions or state other “forward-looking” information. These statements are not historical facts and involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company's filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 30, 2015, its quarterly report on Form 10-Q filed with the SEC on December 10, 2015, and other filings the Company makes with the SEC, and include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement entered into by the parties in connection with the Company’s proposed acquisition of Haddon House and retain Haddon House’s customers on terms similar to those in place with Haddon House; the ability of the Company to consummate the proposed acquisition of Haddon House; the Company's ability to successfully deploy its operational initiatives to achieve synergies from the Haddon House acquisition; the Company's dependence on principal customers; the Company's sensitivity to general economic conditions, including the current economic environment; changes in disposable income levels and consumer spending trends; the Company's ability to reduce its expenses in amounts sufficient to offset its increased focus on sales to conventional supermarkets and the shift in the Company's product mix as a result of its acquisition of Tony's Fine Foods and the resulting lower gross margins on those sales; the Company's reliance on the continued growth in sales of natural and organic foods and non-food products in comparison to conventional products; increased competition in our industry as a result of increased distribution of natural, organic and specialty products by conventional grocery distributors and direct distribution of those products by large retailers; the Company's ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company; the addition or loss of significant customers; volatility in fuel costs; the Company's sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company's business; the potential for disruptions in the Company's supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; consumer demand for natural and organic products outpacing suppliers’ ability to produce those products; decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors; management's allocation of capital and the timing of capital expenditures; and the Company's ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of Tony’s Fine Foods and Haddon House, if we consummate our acquisition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of United Natural Foods, Inc. dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Michael P. Zechmeister
Name:	Michael P. Zechmeister
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date:    February 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Natural Foods, Inc. dated February 29, 2016